                                                                     EXHIBIT 4.9

                          COLLATERAL ACCOUNT AGREEMENT



          This COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of May 21, 1997 and entered into by and between AFC ENTERPRISES, INC., a Minnesota corporation ("PLEDGOR"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS

          A. Secured Party, as administrative agent for Lenders and Goldman Sachs Credit Partners L.P., as syndication agent and arranging agent, have entered into a Credit Agreement dated as of May 21, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

          B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit, and Issuing Lender to issue Letters of Credit, under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

          SECTION 1.  CERTAIN DEFINITIONS.  The following terms used in this
                      -------------------
Agreement shall have the following meanings:

          "COLLATERAL" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (iv) to the extent not covered by clauses (i) through
(iii) above, all proceeds of any or all of the foregoing Collateral.

          "COLLATERAL ACCOUNT" means the restricted deposit account
established and maintained by Secured Party pursuant to Section 2(a).
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          "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

          SECTION 2.  ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNT.
                      -------------------------------------------------

          (a) Secured Party is hereby authorized to establish and maintain at its office at 425 Lexington Avenue, New York, New York, as a blocked account in the name of Secured Party and under the sole dominion and control of Secured Party, a restricted deposit account designated as "AFC Enterprises, Inc. Collateral Account".

          (b) The Collateral Account shall be operated in accordance with the terms of this Agreement.

          (c) All amounts at any time held in the Collateral Account shall be legally and beneficially owned by Pledgor but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Pledgor shall have no right to withdraw, transfer or, except as expressly set forth herein or in the Credit Agreement, otherwise receive any funds deposited into the Collateral Account.

          (d) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          SECTION 3.  DEPOSITS OF CASH COLLATERAL.
                      ---------------------------

          (a) All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgor) of immediately available funds in accordance with written wire transfer instructions provided to Pledgor by Secured Party. Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.

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          (b) If an Event of Default has occurred and is continuing beyond any applicable notice, grace or cure period, and, in accordance with Section 8 of the Credit Agreement, Pledgor is required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Pledgor shall deliver funds in such an amount for deposit in the
Collateral Account in accordance with Section 3(a).   If for any reason the
aggregate amount delivered by Pledgor for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Pledgor shall be apportioned among all outstanding Letters of Credit for purposes of this Section 3(b) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Pledgor has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the
                                  ----
Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party
           -----
pursuant to Section 13, second, to the extent of any excess, to the cash
                        ------
collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Pledgor has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the
                                                                 -----
extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the
                                                            ------
extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

          SECTION 4.  PLEDGE OF SECURITY FOR SECURED OBLIGATIONS.  Pledgor
                      ------------------------------------------
hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)), of all Secured Obligations.

          SECTION 5.  NO INVESTMENT OF AMOUNTS IN THE COLLATERAL ACCOUNT;
                      ---------------------------------------------------
INTEREST ON AMOUNTS IN THE COLLATERAL ACCOUNT.
---------------------------------------------

          (a) Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement.

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

          (b) To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.

          (c) Subject to Secured Party's rights under Section 12, any interest earned on deposits of cash in the Collateral Account in accordance with Section 5(b) shall be deposited directly in, and held in the Collateral Account.

          SECTION 6.  REPRESENTATIONS AND WARRANTIES.  Pledgor represents and
                      ------------------------------
warrants as follows:

          (a) Ownership of Collateral.  Pledgor is (or at the time of transfer
              -----------------------
thereof to Secured Party will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Secured Party, free and clear of any Lien except for the security interest created by this Agreement or any other Loan Document.

          (b) Governmental Authorizations.  No authorization, approval or other
              ---------------------------
action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

          (c) Perfection.  The pledge and assignment of the Collateral pursuant
              ----------
to this Agreement creates or will create, as of the date hereof, a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

          (d) Other Information.  All information heretofore, herein or
              -----------------
hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

          SECTION 7.  FURTHER ASSURANCES.  Pledgor agrees that from time to
                      ------------------
time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, as requested by Secured Party, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, as requested by Secured Party, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's beneficial title to or Secured Party's security interest in all or any part of the Collateral.

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          SECTION 8.  TRANSFERS AND OTHER LIENS.  Pledgor agrees that it will
                      -------------------------
not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

          SECTION 9.  SECURED PARTY APPOINTED ATTORNEY-IN-FACT.  Pledgor hereby
                      ----------------------------------------
irrev ocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor.

          SECTION 10.  SECURED PARTY MAY PERFORM.  If Pledgor fails to perform
                       -------------------------
any agreement contained herein within the time provided for performance hereunder, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13.

          SECTION 11.  STANDARD OF CARE.  The powers conferred on Secured Party
                       ----------------
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind.

          SECTION 12.  REMEDIES.  Subject to the provisions of Section 3(b),
                       --------
Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral).

          SECTION 13.  INDEMNITY AND EXPENSES.
                       ----------------------

          (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          SECTION 14.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.  This
                       -----------------------------------------------
Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

          SECTION 15.  SECURED PARTY AS ADMINISTRATIVE AGENT.
                       -------------------------------------

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders pursuant to the Credit Agreement. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.6 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums held by Secured Party hereunder (which shall be deposited in a new Administrative Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, all at Secured Party's sole cost and expense, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 16.  AMENDMENTS; ETC.  No amendment, modification, termination
                       ---------------
or waiver of any provision of this Agreement, and no consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 17.  NOTICES.  Unless otherwise specifically provided herein,
                       -------
any notice or other communication herein required or permitted to be given shall be given as set forth in the Credit Agreement.

          SECTION 18.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
                       -----------------------------------------------------
No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.
All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 19.  SEVERABILITY.  In case any provision in or obligation
                       ------------
under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 20.  HEADINGS.  Section and subsection headings in this
                       --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 21.  GOVERNING LAW; TERMS.  THIS AGREEMENT AND THE RIGHTS AND
                       --------------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 22.  COUNTERPARTS.  This Agreement may be executed in one or
                       ------------
more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          SECTION 23.  CONFLICTS.  In the event of a conflict between the terms
                       ---------
hereof and the terms of the Company Pledge Agreement, the Company Trademark Security Agreement; the Company Patent and Copyright Security Agreement or the Collateral Account Agreement, then this Agreement shall govern and control for all purposes. Further, in the event of a conflict between the terms of the Credit Agreement and any of the foregoing agreements, the Credit Agreement shall govern and control for all purposes. Grantor shall be entitled to the notice, grace and cure periods set forth in the Credit Agreement as if fully set forth herein.

                  [Remainder of page intentionally left blank]

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

IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              AFC ENTERPRISES, INC.


                              By:   /s/ Samuel N. Frankel
                                    ----------------------------------
                                    Samuel N. Frankel
                                    Executive Vice President

                              Notice Address:

                              AFC Enterprises, Inc.
                              Suite 1700
                              Six Concourse Parkway
                              Atlanta, Georgia  30328
                              Tel: (770) 353-9500
                              Fax: (770) 353-3074

                              Attention: Gerald Wilkins
                                         Chief Financial Officer

                              with copies to:

                              Samuel N. Frankel, Esq.
                              General Counsel
                              AFC Enterprises, Inc.
                              Suite 1700
                              Six Concourse Parkway
                              Atlanta, Georgia  30328

                              CANADIAN IMPERIAL BANK OF COMMERCE, as Secured
                              Party


                              By:  /s/ Marybeth Ross
                                   -----------------------------------
                                 Marybeth Ross
                                 Authorized Signatory


                              Notice Address:

                              Canadian Imperial Bank of Commerce
                              Agency Services
                              425 Lexington Avenue
                              New York, New York  10017
                              Attention: Marybeth Ross
                              Tel: 212 856-3691
                              Fax: 212 856-3763

                                      S-2